EXHIBIT 10.8

Fiscal Year 2010 Annual Incentive Plan Criteria

The Annual Incentive Plan rewards performance based upon consolidated, business unit and individual results. The named executive officers are assigned the following Target Award Percentage of their base salary for fiscal year 2010 Annual Incentive Awards:

Level	Target Award Percentage
CEO	110%
13	95%
12	75%
11	65%

Awards are based upon the consolidated results of the company and may be adjusted based upon overall business unit and/or individual performance as illustrated in the table below:

Base Salary	x	Target Award Percentage	x	Payout Multiple of Target Award Percentage	x	Business Unit /Individual Factor	=	Final Award

The payout multiple of a participant’s Target Award Percentage, depending upon whether threshold, target, distinguished or super-distinguished performance is achieved is as follows:

Payout Multiple of Target Award Percentage

Threshold	25%
Target	100%
Distinguished	150%
Super-Distinguished	200%

The consolidated results of the company shall be measured based upon earning per share (EPS) and a growth business adjustment for new businesses and growth opportunities.